Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

703-848-8600

MicroStrategy Wins Patent Lawsuit Against Business Objects

Court Finds MicroStrategy’s “Much More Sophisticated” Products

Do Not Infringe Business Objects’ “Semantic Layer” Patent

McLean, Va., July 28, 2005 — MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced that it has won summary judgment dismissing the sole remaining claim in a lawsuit brought by Business Objects, S.A. (NASDAQ: BOBJ) in October 2001 alleging that MicroStrategy infringed United States Patent No. 5,555,403, entitled “Relational Database Access System Using Semantically Dynamic Objects” (“the ‘403 patent”) owned by Business Objects.

In a memorandum opinion and order issued July 26, 2005, the United States District Court for the Northern District of California found that MicroStrategy’s products use a “much more sophisticated approach to generating queries” than the invention claimed by Business Objects, and that the consequence of this greater sophistication is that MicroStrategy’s products have “greater and improved functionality” and generate “faster and more efficient queries” than Business Objects’ system. The court held as a matter of law that MicroStrategy’s products do not infringe the ‘403 patent as a result of these “numerous,” “important,” and “substantial” differences. The court dismissed Business Objects’ lawsuit, which sought injunctive relief and damages in excess of $100 million, with prejudice. A copy of the court’s decision is available at http://www.microstrategy.com/download/files/IR/Summary_Judgement/Case_filed_072605.pdf

“This is a great victory for MicroStrategy and its customers, employees, and shareholders,” said Jonathan F. Klein, MicroStrategy’s Vice President, Law & General Counsel. “We have invested many millions of dollars to develop and deliver the industry’s most advanced and scalable business intelligence solutions. The court’s ruling confirms the substantial differences between MicroStrategy’s enterprise-class technology and the basic ideas embodied in Business Objects’ products and ‘403 patent filed more than a decade ago,” continued Klein.

MicroStrategy’s separate, affirmative lawsuit against Business Objects for patent infringement is expected to proceed to trial in federal court in Delaware in May 2006.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy is a registered trademark of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including its estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8, MicroStrategy 7i, MicroStrategy Universal Edition, and MicroStrategy Report Services software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

###